Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

General Bearing Corporation
West Nyack, New York

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 1996, except for
Note 15(a) which is as of October 10, 1996 relating to the consolidated financial statements of General Bearing Corporation and Subsidiaries, which is contained in that Prospectus, and of our report dated September 13, 1996, relating to the schedule, which is contained in Part II of the Registration Statement.

         We also consent to the  reference  to us under the captions  "Experts",
"Selected  Financial  Data",  and  "Change  in  Independent   Auditors"  in  the
Prospectus.

                                                    /s/ BDO Seidman, LLP
                                                    --------------------
                                                    BDO SEIDMAN, LLP

New York, NY
February 3, 1997